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                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               INVIVO CORPORATION

                 (Originally incorporated on September 24, 1986
                   under the name Sensor Control Corporation)


        1.      The name of this corporation is

                               INVIVO CORPORATION

        2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

        3. The Nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

        4. The total number of shares of stock which the corporation shall have authority to issue is six million (6,000,000) of which stock five million (5,000,000) shares of the par value of One Cent ($01) each, amounting in the aggregate to Fifty Thousand Dollars ($50,000.00) shall be Common Stock and of which one million (1,000,000) shares of the par value of One Cent 9$.01) each, amounting in the aggregate to Ten Thousand Dollars ($10,000.00) shall be Preferred Stock.

                The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof may be determined at a later date by the board of directors.

        5.      The corporation is to have perpetual existence.

        6. In furtherance and not in limitation of the powers conferred by statue, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

        7. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                Meetings of stockholders may be held within or without the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

        8. To the fullest extent permitted by the Delaware General Corporation law, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

        This restated Certificate of Incorporation of Invivo Corporation (the Restated Certificate has been adopted by the board of directors in accordance with the provisions of Section 245 of the Delaware General Corporation Law ("Section 245"). It merely restates and integrates but does not further amend the original Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 24, 1986 (the "Original Certificate") as amended by subsequent amendments filed with the Secretary of state, except that pursuant to Section 245, Article 5 of the Original Certificate, which stated the name and mailing addressees of the incorporators, has been omitted, and subsequent articles have been renumbered to reflect that change and amendments to the Original Certificate. There is no discrepancy between the Corporation's Certificate of Incorporation as heretofore amended or supplemented and this Restated Certificate.


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        IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by John F. Glenn, its authorized officer, this day of March 8, 1999.




        John F. Glenn, Vice President of
        Finance/Chief Financial Officer






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                           CERTIFICATE OF AMENDMENT TO

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               INVIVO CORPORATION


The undersigned certifies that:

        I. He is the President , Chief Executive Officer and Secretary of Invivo Corporation, a Delaware corporation (the "Corporation").

        II. Article 4 of the Corporation's Restated Certificate of Incorporation is amended to read as follows:

                The total number of shares of stock which the corporation shall have authority to issue is twenty-on million (21,000,000), of which stock twenty million (20,000,000) shares of the par value of One Cent ($.01) each shall be Common Stock and of which one million (1,000,000) shares of the par value of One Cent ($.01) each shall be Preferred Stock.

                The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock may be determined at a later date by the board of directors.

        III. The Amendment herein set forth as been duly adopted in accordance with the provisions of Section 242 of the Delaware Corporation Law. It has been duly approved by the Board of Directors of the Corporation and by the holders of a majority of the outstanding stock entitled to vote thereon.

        IN WITNESS WHEREOF, this Amended Certificate of Incorporation, which amends the provisions of the Restated Certificate of Incorporation of the Corporation, the original Restated Certificate of Incorporation having been filed on March 8, 1999 with the Secretary of State of the State of Delaware, has been executed this 2nd day of June 1999 by the undersigned.

        I, THE UNDERSIGNED, make this Certificate of Amendment, hereby declaring and certifying that I am the President, Chief Executive Officer, and Secretary of the Corporation, that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of June, 1999.



                                              ----------------------------------
                                              James B. Hawkins, President, Chief
                                              Executive Officer and Secretary